UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024 (June 18, 2024)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 18, 2024, Novant Health, Inc., a North Carolina non-profit corporation (“Novant”), informed Community Health Systems, Inc. (the “Company”) that Novant intended to terminate the Asset Purchase Agreement, dated as of February 28, 2023, as amended (the “Purchase Agreement”), between CHS/Community Health Systems, Inc. (“CHS”), a wholly-owned subsidiary of the Company, and Novant. Under the terms of the Purchase Agreement, Novant would have acquired substantially all of the assets of, and assumed certain liabilities from, certain subsidiaries of CHS related to Lake Norman Regional Medical Center (123 licensed beds) in Mooresville, North Carolina and Davis Regional Psychiatric Hospital (144 licensed beds) in Statesville, North Carolina. This was disclosed by the Company in a press release, dated June 19, 2024, which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Purchase Agreement effectively terminated on June 21, 2024.

The termination of the Purchase Agreement was in connection with judicial developments involving the efforts of the Federal Trade Commission (the “FTC”) to prevent the completion of the transactions contemplated by the Purchase Agreement (the “Transactions”). In this regard, as previously disclosed by the Company, in January 2024, the FTC filed a Complaint for Temporary Restraining Order and Preliminary Injunction in the United States District Court for the Western District of North Carolina (the “U.S. District Court”) seeking to enjoin the consummation of the Transactions. Following a denial by the U.S. District Court of the FTC’s request for an injunction on June 5, 2024, the FTC appealed such ruling and sought a motion to temporarily enjoin the consummation of the Transactions pending this appeal, which motion was granted by the United States Fourth Circuit Court of Appeals on June 18, 2024.

Under the terms of the Purchase Agreement, no termination fee or penalty is payable either by or to CHS in connection with the termination.

The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 28, 2023, announcing CHS’s original entry into the Purchase Agreement, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 19, 2024, the Company issued a press release announcing that Novant had informed the Company of its intent to terminate the Purchase Agreement, a copy of which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Community Health Systems, Inc. dated June 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: June 21, 2024	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer and Director (principal executive officer)